EXHIBIT 10.13(a)


                             DISTRIBUTION AGREEMENT

     THIS AGREEMENT made and entered into this 10th day of November, 2003 ("Effective Date"), by and between, Coronado Industries, Inc. having its headquarters at 16929 E. Enterprise Drive, Suite 202, Fountain Hills, Arizona
85268 (hereinafter referred to as "CI"), and Izasa, S.A. having offices at Aragoneses 13 - 28108 Alcobendas - Madrid (Spain) (hereinafter referred to as "IZASA").

WITNESSETH

     WHEREAS, CI is engaged in the distribution and sale of a patented Pneumatic Trabeculoplasty (PNT) device as described on Schedule A (hereinafter called the "Products") and desires to appoint IZASA, on the terms and conditions hereinafter set forth, as exclusive distributor for the sale of the Products within Portugal

     NOW THEREFORE in consideration of the mutual covenants herein contained, and other good and valuable consideration, it is mutually agreed as follows:

1.   APPOINTMENT AND ACCEPTANCE

     1.1 CI hereby appoints IZASA as CI's exclusive distributor of the Products in the country of Portugal (hereinafter called "the Territory").

     1.2 IZASA accepts such appointment and agrees to use its best efforts to promote, develop and increase sales of the Products within the Territory. Without limiting the generality of the foregoing, IZASA shall:

          (a) distribute to the best advantage such literature and other advertising material as may be agreed to by CI and will not use or release any advertising or promotional materials (including, without limitation, labels, packages, circulars, and advertisements) without the express prior written approval of CI;

          (b) solicit prospective purchasers who may specify or utilize the Products;

          (c) not promote or sell any product or product line which is directly or indirectly competitive with the Products;

          (d) take no action which might impair the goodwill or reputation of CI or any of its affiliated companies or of the Products;

          (e) refrain from making quotations or writing letters under the name of CI. The name of CI shall not appear on stationery used by IZASA, except as a marginal note showing "Distributor for Coronado Industries";

          (f) have complete control over, and shall pay, all the costs and expenses of its business;

          (g) build and maintain a sales organization commensurate with the sales potential of the Products in the Territory and employ sales


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               personnel  trained with sufficient  product knowledge to sell the
               Products adequately within the Territory;

          (h) interface with customers and potential customers on behalf of CI for inquiries with respect to the Products and use of the Products;

          (i) not make claims with respect to indications for the Products that are not approved by the appropriate Health Authority or other appropriate regulatory body;

          (j) purchase sufficient quantities of the Products from CI so as to be able to maintain an adequate supply for resale of the Products;

          (k)  comply  with  all  applicable   Spanish  and  European  laws  and
               regulations, including any reporting requirements in regards to complaints or incidents;

          (l) promptly report to CI, or its European representative which is currently

                  Medical Device Safety Services
                  Burchardtstrasse 1
                  D-30163 Hannover Germany
                  +49 411 69 69 8630

               all complaints, incidents or problems it receives relating to the Products;

          (m) follow all CI sales policies communicated by CI from time to time in the promotion and sale of Products;

          (n) handle and store all Products in accordance with Spanish and European laws and the labeling and instructions of CI.

2.   PRICE, RETURNS, PURCHASE OBLIGATIONS, PRODUCT SUPPLY

     2.1 The supply price of the Products, except for samples, to IZASA shall be as outlined below;

          (a) PNT controllers at [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] per controller.

          (b) PNT rings at [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] per single ring packaged in a sterile sachet. Rings will be provided to IZASA in units of 100 sterile sachets/carton.

          (c) CI will arrange for shipment of product from their manufacturing facility to IZASA's warehouse. The cost of shipping the product from CI's distribution facility to IZASA's central receiving facility in Spain will be the responsibility of CI

          (d) The above supply prices will be fixed until December 2005. Beginning in January 2006 CI can adjust the supply price based on a reported U.S. manufacturing inflation index, with such adjustment using 2003 as the base year.


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          (e)  The above pricing reflects the current controller and ring design and manufacturing processes. In the event the United States Food and Drug Administration (USFDA) or any other governmental heath authority (HA) requires modifications to the PNT controller and/or ring in order to allow continuing sale within the Territory which would lead to an increase in the manufacturing costs to CI of more than 10%, the Parties agree to negotiate a new supply price.

2.2 (i) IZASA will have the following annual minimum purchase requirements ('Annual Minimum')

                   Calendar Year                        Annual Minimum
          ----------------------------------------------------------------------
          January 2004 to December 2004                       *
          ----------------------------------------------------------------------
          January 2005 to December 2005                       *
          ----------------------------------------------------------------------
          January 2006 to December 2006                       *
          ----------------------------------------------------------------------
          January 2007 to December 2007                       *
          ----------------------------------------------------------------------
          January 2008 to December 2008                       *
          ----------------------------------------------------------------------
          * [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION]

     (ii) IZASA and CI will agree to a delivery schedule for the calendar year 2004 minimum quantities by December 15th, 2003. For the remaining years of this agreement Izasa and CI will agree to a delivery schedule for each year's `Annual Minimum' by September 15th of the prior year.

     (iii) The agreed upon delivery schedule for the 'Annual Minimums' will involve no more than 5 shipments per year from CI to IZASA

     (iv) Quantities in excess of the `Annual Minimum" requirements cannot be applied to the next year's Annual Minimum

     2.3  Terms of payment shall be as follows:

          i) Net 45 days upon receipt of goods for orders placed under the Annual Minimums
          ii)  Net 60 days upon receipt of goods for all other orders

     2.4 IZASA shall make the payments described herein by bank wire transfer per instructions to be provided by CI. Time shall be of the essence with respect to the payment monies by IZASA pursuant to this Agreement.

     2.5 CI will provide to IZASA, free of charge, up to [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] PNT controllers, along with [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] rings per controller (the starter packs) in order to accelerate the introduction and adoption of PNT within the Territory. Delivery of the controllers and rings described under this subsection will be agreed to by the Parties. The intent is to provide devices to key opinion leaders within the Territory. IZASA will not sell materials which are provided to them free of charge.


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     2.6  IZASA may return  goods,  including  vacuum  units  which may  require service, to CI only in accordance with CI's published returned goods policy. Used rings cannot be returned to CI

     2.7 CI will be responsible for the production, including sourcing of raw materials, for all commercial and clinical supplies. All Products shipped to IZASA will be in compliance with relevant regulatory and governmental requirements, including compliance with the requirements of an EU 2a device classification and will have sufficient expiry dating to allow for distribution through normal distribution channels. This manufacturing obligation will expire upon termination of this Agreement.

3.   RELATIONSHIP OF THE PARTIES

     IZASA shall be an independent contractor of CI. This Agreement does not create any employer-employee, agency, joint venture or partnership relationship between CI and IZASA. IZASA is not authorized or empowered to act as agent for CI for any purpose and shall not on behalf of CI either enter into any contract, undertaking, or agreement of any kind whatever, or make any promise, warranty, or representation with respect to the Products other than those published by CI in the advertising and sales promotional material provided to IZASA.

4.   NOTICES

     Any notices will be sent via facsimile and by a recognized express mail carrier:

     If to IZASA:          IZASA S.A
                           Aragoneses, 13
                           28108 Alcobendas
                           Madrid - Spain
                           Attn: Julian Reico, Director of Ophthalmology
                           Facsimile: +34 91 663 05 45

     If to CI:             Coronado Industries
                           16929 E. Enterprise Drive, Suite 202
                           Fountain Hills, Arizona  85268
                           USA
                           Attention: CEO
                           CC: Director of Operations
                           Facsimile +1 480 837 6870

or to such other address as either party may hereafter designate by notice to the other party. The date of giving of any such notice shall be on the date received from an express mail carrier.

5.   FORCE MAJEURE

     Neither party hereto will be liable to the other for its failure to perform hereunder due to act of God, accident, fire, flood, storm, riot, sabotage, explosion, strike, labor disturbance, national defense requirement, governmental law, ordinance, rule or regulation, whether valid or invalid, defense requirement, governmental law, ordinance, rule or regulation, whether valid or invalid, inability to obtain electricity or other type of energy, raw materials,


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labor,  equipment  or  transportation,  or  any  other  contingency  beyond  its reasonable control which would make performance commercially impracticable. In the event of a shortage of Products, CI reserves the right to allocate its inventory of Products as it may determine in its sole discretion.

6.   TRADEMARKS AND PROPRIETARY INFORMATION

     6.1 CI will be responsible for registering and maintaining all Patents and Trademark(s) relating to the Products in the Territory at CI's costs.

     6.2 By virtue of the Agreement and IZASA's performance hereunder, IZASA shall acquire no interest in CI trademarks or corporate names, label designs or other identifying marks used to distinguish CI's Products. Except for undertaking such activities as are directly related to promoting the sale of the Product under this Agreement, IZASA shall not make use of the name CI, or make use of any trademark or trade name which in the judgment of CI is confusingly similar thereto without the written consent of CI.

     6.3 The Parties will use their best efforts to discover any infringement of any Patent, Trademark or corporate name of Coronado Industries and will promptly notify each other of any such infringement or wrongful use. Any Proprietary Information provided shall be and remain the property of CI, and CI will impose any conditions with respect thereto which it deems reasonably necessary to preserve the confidential nature thereof. IZASA will retain all Proprietary Information in strict confidence as trade secrets of CI and will not disclose, or permit any employee or agent of IZASA to disclose, any Proprietary Information to anyone without the prior written approval of CI, provided, however, that such disclosure may be made to any employee of IZASA who has a reasonable need for access thereto. For the purpose of this Agreement, the term "Proprietary Information" shall mean all formulae, processes, and other information relating to the distribution, sale, and use of any Product which has been or may hereafter be furnished to IZASA and which would not be available to the general public otherwise than through violation of this Agreement.

     6.4 Upon the expiration or prior termination of this Agreement, IZASA will exercise all necessary precautions to safeguard the secrecy of Proprietary Information and to prevent the unauthorized disclosure thereof, IZASA will consult CI as to the procedures established by it for this purpose and will from time to time, if requested by CI, advise CI of the procedures which it then has in effect.

7.   REGISTRATIONS AND HEALTH AUTHORITY INTERACTIONS

     7.1 CI will be responsible for all interactions with the relevant Health Authorities (HA's) and will bear the costs associated with the registration(s) in the Territory.

     7.2 IZASA, as reasonably requested by CI, will assist and provide expertise as required in dealing with the relevant HA's in the Territory.


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     7.3  CI and IZASA agree that a Type 2a device classification is required to allow the sale of the Products in the Territory. CI agrees to supply IZASA with Products meeting this classification.

8.   TERM AND TERMINATON

     8.1 The term of this Agreement shall be for a period of five (5) years from the date first above written. Izasa may extend the term for an additional two (2) years by agreeing to a minimum purchase for sale in the Territory of [CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE COMMISSION] in year six (6) and seven (7) . Following the initial 7 year term outlined above, this Agreement will be automatically renewable on an annual basis, unless either Party notifies the other 6 months prior to expiration of the initial term, or each annual extension, of their intention not to renew,

     8.2 CI shall have the option to terminate, upon ninety (90) days' written notice, if ownership or control of IZASA is transferred to a third party or if either Party is adjudged bankrupt, files or has filed against it any petition under any bankruptcy or insolvency law, has a receiver appointed for its business or property, or makes a general assignment for the benefit of its creditors.

     8.3 IZASA cannot assign, transfer, or hypothecate this Agreement without the prior approval of CI.

     8.4 IZASA hereby accords CI upon termination or expiration of this Agreement an option to repurchase from IZASA all or any part of IZASA's inventory of Products at the price paid therefore by IZASA (the "Repurchase Price"), pursuant to the following procedures:

          8.4.1 Within five (5) days after the effective date of termination, IZASA shall submit to CI a written schedule reflecting all Products then owned by or in IZASA's possession. Said schedule shall identify each Product and shall indicate the quantity thereof on hand.

          8.4.2 Within ten (10) days after the receipt of such schedule by CI, CI shall have the right to inspect the inventory reflected on such schedule.

          8.4.3 Within ten (10) days after completion of CI's inspection of said inventory, CI shall give written notice of its election to repurchase all or any part of the inventory.

          8.4.4 Upon receipt of said notice of repurchase, IZASA shall forthwith deliver such Products as may be specified therein to a carrier designated by CI. Payment of the Repurchase Price as hereinabove provided shall be made by CI to IZASA either by (1) the issuance to IZASA of a credit corresponding to the Repurchase Price to be applied in the reduction of any indebtedness of IZASA to CI or by (2) payment of the excess of the Repurchase Price over any such indebtedness of IZASA within ten (10) days after the delivery of said Products to CI.

     8.5  Upon  termination  or  expiration  of  this  Agreement,   IZASA  shall
          immediately cease to represent itself as an authorized  distributor of


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          CI with respect to the Products;  provided,  however, that IZASA shall have the right to sell, only in accordance with the provisions of this Agreement notwithstanding the termination or expiration of this Agreement, those Products which are in its inventory on the date of such termination and which CI has not repurchased pursuant to the provisions of Subsection 9.3 hereof.

     8.6 The termination or expiration of this Agreement shall not release IZASA from the obligation to pay any sum that may be owning to CI or operate to discharge any liability that had been incurred by either Party prior to any such termination.

     8.7 Failure by a Party to comply with any of its material obligations contained in this Agreement, including minimum purchase and payment term obligations, shall entitle the non-defaulting Party to give to the defaulting Party written notice specifying the nature of the default and requiring the defaulting Party to make good such default. If such default is not cured within sixty (60) days after the receipt of such notice (or, if such default is not capable of being cured within such sixty (60) day period, within such amount of time as may be reasonably necessary to cure such breach, as long as the Defaulting Party is making diligent efforts to do so, except in the case of payment default, as to which the defaulting Party shall have only a sixty (60) day cure period), the non-defaulting Party shall be entitled immediately to terminate this agreement by giving written notice to the defaulting Party. The right of a Party to terminate this Agreement, as hereinafter provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

     8.8 The Parties may agree in writing, signed by both Parties, to terminate this agreement in its entirety. In such an event, the Parties shall agree to the effects of such termination at that time

9.   ASSIGNMENT

     This Agreement shall be binding upon the successors and assignees of CI and IZASA. This Agreement shall not be assignable by IZASA without the prior written consent of CI. CI may at any time assign this Agreement to any of its affiliated companies or to an unrelated third party.

10.  INDEMNIFICATION

     10.1 So long as IZASA is not negligent in storing and otherwise maintaining the Products and relabels and repackages the Products in compliance with procedures agreed to in writing by CI, and complies with applicable laws and its obligations under this Agreement with respect to promotion of the Products, CI will indemnify IZASA from any and all liability, loss, or damage IZASA may suffer as a result of claims, demands, costs, or judgment against it arising from the sale of said Products supplied by CI . The limits of insurance will be a minimum of USD $1.0 million per incidence and $1.0 million in total which will also be the limits of this indemnification. This indemnification shall commence from the execution of this Agreement and shall continue in full force and effect so long as there may be any claims, demands,


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          costs or judgments arising against IZASA from IZASA's sale of Products supplied by CI.

     10.2 IZASA will indemnify CI from any and all liability, loss or damage CI may suffer as a result of claims, demands, costs or judgments against it arising from IZASA's negligence in storing, maintaining or handling the Products or from not relabeling or repackaging the Products in compliance with the agreed to written procedure or otherwise failing to comply with applicable laws and regulations and the terms of this Agreement. The limits of insurance will be a minimum USD $1.0 million per incidence and $1 million in total which will also be the limits of this indemnification. Said indemnification shall commence from the execution hereof and shall continue in full force and effect so long as there may be any claims, demands, costs or judgments arising against CI as a result of IZASA's conduct as aforesaid.

     10.3 Each Party will maintain, at each Party's own expense, insurance coverage from a reputable insurance carrier, so as to adequately cover the dollar amounts outlined in the above referenced indemnifications.

11.  MISCELLANEOUS

     11.1 The  provisions  of  this   Agreement   shall  be  construed  and  the
          performance thereof governed in accordance with the laws of the State of Arizona.

     11.2 The article headings in this Agreement are inserted for convenience only and shall not be deemed to be part of this Agreement or considered in construing this Agreement.

     11.3 This Agreement constitutes the entire understanding between the Parties and supersedes any previous written or oral agreements or understandings between the Parties.

     11.4 No modification to or waiver of the terms or conditions hereof shall be binding upon either Party unless approved in writing by an authorized representative and no modification can be made by the acknowledgment of acceptance or by the use of purchase order forms containing other or different terms or conditions.

     11.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

CORONADO INDUSTRIES, INC.                   IZASA S.A.

By:     /s/ Gary R. Smith                   By:    /s/ Xavier Valls
    --------------------------                  ---------------------------
Name:   Gary R. Smith                       Name:  Xavier Valls
Title:  President                           Title: Managing Director S.E.



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                                   SCHEDULE A

(1)  PNT Vacuum Controller - Model 1000

(2) PNT Sterilized/Single Use/Disposable Ring - pre-sterilized polypropylene 3-port PNT ring. One (1) sterilized ring per sealed Tyvek(R)pouch. 100 rings per carton




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